EXHIBIT 5

2000 One Logan Square                                              Morgan, Lewis
Philadelphia, PA 19103-6993                                         &Bockius LLP
                                                               COUNSELORS AT LAW
215-963-5000

FAX: 215-963-5299



November  16, 1998



PECO Energy Company
P.O. Box 8699
2301 Market Street
Philadelphia, PA  19101

Ladies and Gentlemen:

We have acted as counsel for PECO Energy Company, a Pennsylvania corporation (the "Company") in connection with the proposed filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") relating to 2,500,000 shares of the Company's common stock, without par value ("Common Stock"), which may be issued in accordance with the terms of the PECO Energy Company 1998 Stock Option Plan (the "Plan"). We have examined the Company's Articles of Incorporation, as amended, By-Laws, as amended, minutes and other such documents, and have made such inquiries of the Company's officers, as we have deemed appropriate. In our examination, we have assumed the genuineness of all signatures, the authenticity of all items submitted to us as originals, and the conformity with originals of all items submitted to us as copies.

Based upon the foregoing, it is our opinion that the shares of the Company's Common Stock originally issued by the Company to participants under the Plan will be, when issued and delivered in accordance with the terms of the Plan, legally issued, fully paid and non-assessable.

The foregoing opinion is limited to the laws of the Commonwealth of Pennsylvania.

We hereby consent to the use of this opinion as an Exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                Very truly yours,



                                                Morgan, Lewis & Bockius, LLP